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                             Class A-2 Confirmation
                                     to the
                              ISDA Master Agreement
                          dated as of October 31, 2002


Toyota Auto Receivables 2002-C Owner Trust
c/o U.S. Bank Trust, National Association
400 North Michigan Ave., 2nd Floor
Chicago, IL 60601


         Re: Transaction Ref. No. 1 between Toyota Motor Credit Corporation ("Party A") and Toyota Auto Receivables 2002-C Owner Trust ("Party B")

Ladies and Gentlemen:

         The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between you and us on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

         The definitions and provisions contained in the 2000 ISDA Definitions, as supplemented by the Annex to the 2000 ISDA Definitions, each published by the International Swaps and Derivatives Association, Inc. (collectively, the "Definitions"), are incorporated in this Confirmation. In the event of any inconsistency between those Definitions and this Confirmation, this Confirmation will govern.

         1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement, dated as of October 31, 2002, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. Expressions used herein and not defined herein or in the Definitions shall bear the meaning ascribed thereto in the Agreement.

         2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Party A:                             Toyota Motor Credit Corporation

Party B:                             Toyota Auto Receivables 2002-C Owner Trust

Trade Date:                          October 31, 2002

Effective Date:                      October 31, 2002

Termination Date:                    The earlier of (i) the Class A-2 Final
                                     Scheduled Payment Date (as defined in the
                                     Indenture) or (ii) the Payment Date (as
                                     defined in the



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                                     Indenture) on which the principal balance
                                     of the Class A-2 Notes is reduced to zero, in either case subject to adjustment in accordance with the Following Business Day Convention.

Party A Floating Amounts:

         Party A Floating Rate
         Payer:                      Party A

         Party A Floating Rate
         Payer Notional Amount:      The Class A-2 Note Balance (as defined in
                                     the Indenture) on the first day of the
                                     applicable Calculation Period.

         Party A Floating Rate
         Payer Period End Dates:     The 15th day of each calendar
                                     month, commencing on November 15, 2002, up to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.


         Party A Floating Rate
         Payer Payment Dates:        The Business Day immediately preceding each
                                     Period End Date, or if Party B has agreed, the 15th day of each calendar month, commencing on November 15, 2002, up to and including the Termination Date, subject to adjustment in accordance with the Following
                                     Business Day Convention.


         Party A Floating Rate
          Option:                    USD-LIBOR-BBA.

         Designated Maturity:        One month.

         Spread:                     Plus 0.02%


         Party A Floating Rate
         Day Count Fraction:         Actual/360

         Reset Dates:                The first day of each Calculation Period.

         Compounding:                Inapplicable.

Party B Fixed Amounts:

         Party B Fixed Rate Payer:   Party B



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         Party B Fixed Rate Payer
         Notional Amount:            The Class A-2 Note Balance on the first day
                                     of the applicable Calculation Period.

         Party B Fixed Rate Payer
         Period End Dates:           The 15th day of each calendar month,
                                     commencing on November 15, 2002, with no adjustment.

         Party B Fixed Rate Payer
         Payment Dates:              The 15th day of each calendar month,
                                     commencing on November 15, 2002, up to and including the Termination Date, subject to adjustment in accordance with the Following
                                     Business Day Convention.



         Party B Fixed Rate          2.088%

         Party B Fixed Rate
         Day Count Fraction:         30/360

         Fixed Rate Compounding:     Not applicable.

Business Days:                       Any day other than a Saturday, a Sunday or
                                     a day on which banking institutions or
                                     trust companies in New York, New York,
                                     Wilmington, Delaware, Chicago, Illinois or
                                     San Francisco, California are authorized or obligated by law, regulation or executive order to remain closed.

Calculation Agent:                   Party A

3.       Account Details

Payments to Party A:

         Account for Payments
              in USD:                Bank of America, Concord, California
                                     ABA No. 121-000-358
                                     A/C No. 12351-07564
                                     A/C Toyota Motor Credit Corporation



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Payments to Party B:
         Account for Payments
              in USD:                The Bank of New York
                                     ABA No.
                                     BNF:
                                     A/C No.
                                     For further credit to:
                                     A/C Toyota Auto Rec Trust 2002-C #


4.       Party A Documentation and Operations Officers

Documentation:                       Carolee Furukawa
                                     Phone:  310-468-6806
                                     Fax:  310-468-5715

Operations:                          Carolee Furukawa
                                     Phone:  310-468-6806
                                     Fax:  310-468-5715


5.       Relationship between Parties:

         Each party will be deemed to represent to the other party on the date on which it enters into the Agreement that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary):

         Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Agreement and as to whether the Agreement is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Agreement; it being understood that information and explanations related to the terms and conditions of the Agreement shall not be considered investment advice or a recommendation to enter into the Agreement. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Agreement.
         Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Agreement. It is also capable of assuming, and assumes, the risks of the Agreement.

         Status of Parties. The other party is not acting as a fiduciary for or as adviser to it in respect of the Agreement.

6.       Governing Law:  New York




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                  Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Class A-2 Confirmation enclosed for that purpose and returning it to us.


                              TOYOTA MOTOR CREDIT CORPORATION



                              By: /s/ George E. Borst
                                 -----------------------------------------------
                                 Name:   George E. Borst
                                 Title:  President and Chief Executive Officer



                              Confirmed as of the date first written:

                              TOYOTA AUTO RECEIVABLES 2002-C OWNER TRUST

                              By: U.S. BANK TRUST NATIONAL ASSOCIATION, not
                                  in its individual capacity but solely as
                                  Owner Trustee



                              By: /s/ Melissa A. Rosal
                                 -----------------------------------------------
                                 Name:   Melissa A. Rosal
                                 Title:  Vice President



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